EXECUTION VERSION

FIRST AMENDMENT
TO
STOCK AND ASSET PURCHASE AGREEMENT
This First Amendment to the Stock and Asset Purchase Agreement (this Amendment Agreement) dated as of December 17, 2014, is entered into by and between Novartis AG, a company incorporated under the laws of Switzerland (the Seller), and Eli Lilly and Company, a corporation organized under the laws of Indiana (the Purchaser, each of the Purchaser and the Seller is a Party and together are the Parties).
RECITALS
WHEREAS, the Parties entered into that certain Stock and Asset Purchase Agreement, dated as of April 22, 2014 (the SAPA); and
WHEREAS, the Seller has delivered the Initial Closing Statement to the Purchaser pursuant to Section 2.03(b) of the SAPA on or prior to the date hereof;
WHEREAS, the Parties desire to amend the SAPA pursuant to Section 11.02 thereof, as set forth herein.
NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:
Article 1
DEFINITIONS
1.01    Definitions; References
Unless otherwise specifically defined herein, each capitalized term used herein shall have the meaning assigned to such term in the SAPA. Each reference to “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement” shall, from and after the date hereof, refer to the SAPA as amended by this Amendment Agreement. Notwithstanding the foregoing, references to the date of the SAPA, as amended hereby, shall in all instances continue to refer to April 22, 2014, references to “the date hereof” and “the date of this Agreement” shall continue to refer to April 22, 2014 and references to the date of the Amendment Agreement and “as of the date of the Amendment Agreement” shall refer to December 17, 2014.
ARTICLE 2
AMENDMENTS TO STOCK AND ASSET PURCHASE AGREEMENT
2.01    Closing Date
Notwithstanding anything to the contrary in the SAPA and subject to the provisos below, if the conditions set forth in Article VIII of the SAPA (other than those conditions that by their nature are

WEIL:\95183466\7\59474.0036

to be satisfied at Closing, but subject to the fulfillment or waiver of those conditions at Closing) are satisfied on or prior to 5:00 PM in New York City, New York, on December 19, 2014 (the January 1 Closing Event), the Closing shall take place at 12:01 AM Eastern Standard Time in New York City, New York, on January 1, 2015 at the offices of Freshfields Bruckhaus Deringer US LLP, 601 Lexington Avenue, 31st Floor, New York, NY 10022; provided that:
A.    the condition precedent set forth in Section 8.01(a)(i) of the SAPA required to be satisfied as of the Closing Date shall instead be deemed satisfied, if satisfied, as of 5:00 PM, New York time, December 31, 2014 (and not on the Closing Date) as if made at and as of such time;
B.    the certificate required to be delivered by the Seller pursuant to Section 8.01(a)(iii) of the SAPA certifying the matters set forth in Section 8.01(a)(i) of the SAPA shall certify such matters as of 5:00 PM, New York time, December 31, 2014 (and not on the Closing Date); and
C.    the condition set forth in Section 8.01(d) of the SAPA shall be deemed satisfied, if satisfied, as of 5:00 PM, New York time, December 31, 2014 (and not on the Closing Date).
2.02    Amendment to Section 2.05 of the SAPA
If the January 1 Closing Event occurs, Section 2.05 of the SAPA shall be deleted and replaced in its entirety by the following provisions. For the avoidance of doubt, notwithstanding the foregoing sentence, if the January 1 Closing Event, and/or the Closing on January 1, 2015, does not occur, Section 2.05 of the SAPA, as amended by Section 2.11 of this Amendment Agreement, shall remain in full force and effect and the Parties shall consummate the Closing in accordance therewith.
“2.05    Transactions to be Effected Prior to and at Closing
(a)    The Seller and the Purchaser shall, or shall cause their designated Affiliates to, use reasonable best efforts to enter into on or prior to December 19, 2014 (but in no event later than December 29, 2014) (i) an escrow agreement with UBS AG (the UBS Escrow Agent), substantially in the form attached hereto as Annex 2.05A (the UBS Escrow Agreement) and (ii) an escrow agreement with Credit Suisse (the Credit Suisse Escrow Agent), substantially in the form attached hereto as Annex 2.05B (the Credit Suisse Escrow Agreement).
(b)    The Purchaser shall pay all escrow agent’s fees and expenses required to be paid under the UBS Escrow Agreement and the Credit Suisse Escrow Agreement in accordance with the terms thereof, and shall, in each case, indemnify each Seller Indemnitee and hold it harmless from any Losses (including any escrow fees, customary banking fees or commissions) arising under the UBS Escrow Agreement or the Credit Suisse Escrow Agreement including, but not limited to (i) Sections 4, 16.1, 16.2 and 16.3 of the UBS Escrow Agreement and (ii) Sections 4, 16.1, 16.2 and 16.3 of the Credit Suisse Escrow Agreement.
(c)    Not later than 10:00 AM, in New York City, New York, on December 29, 2014, the Purchaser shall, or shall cause its Affiliates to, initiate wire transfers for an amount that, in

WEIL:\95183466\7\59474.0036

the aggregate, equals the Initial Purchase Price (it being agreed and understood that the wire instructions for each transfer shall be noted as “priority wire to be effected on December 30, 2014”) as follows:
(i)     to the applicable Affiliate of the Seller, cash in an amount equal to such portion of the Initial Purchase Price agreed by the Parties to be allocated to the Business owned by such Affiliate in South Africa (the South Africa Purchase Price Payment), by means of a wire transfer of immediately available funds to such account or accounts as designated by the Seller in Annex 2.05(c) hereto as the “South African Purchase Price Wire Details”, which South Africa Purchase Price Payment shall be held in escrow by such Affiliate of the Seller until the Closing;
(ii)     to the applicable Affiliate of the Seller, cash in an amount equal to such portion of the Initial Purchase Price agreed by the Parties to be allocated to the Shares of Novartis Saùde Animal Ltda (the Brazil Purchase Price Payment), by means of a wire transfer of immediately available funds to such account or accounts as designated by the Seller in Annex 2.05(c) hereto as the “Brazil Purchase Price Wire Details”, which Brazil Purchase Price Payment shall be held in escrow by such Affiliate of the Seller until the Closing;
(iii)     to the applicable Affiliate of the Seller, cash in an amount equal to such portion of the Initial Purchase Price agreed by the Parties to be allocated to the Business owned by such Affiliate in Argentina (the Argentina Purchase Price Payment), by means of a wire transfer of immediately available funds to such account or accounts as designated by the Seller in Annex 2.05(c) hereto as the “Argentina Purchase Price Wire Details”, which Argentina Purchase Price Payment shall be held in escrow by such Affiliate of the Seller until the Closing;
(iv)     to the applicable Affiliate of the Seller, cash in an amount equal to such portion of the Initial Purchase Price agreed by the Parties to be allocated to the Business owned by such Affiliate in Colombia (the Colombia Purchase Price Payment), denominated in Colombian Pesos, by means of a wire transfer of immediately available funds to such account or accounts as designated by the Seller in Annex 2.05(c) hereto as the “Colombia Purchase Price Wire Details”, which Colombia Purchase Price Payment shall be held in escrow by such Affiliate of the Seller until the Closing;
(v)     if the India Unconditional Date has occurred prior to December 19, 2014, to the applicable Affiliate of the Seller, cash in an amount equal to such portion of the Initial Purchase Price agreed by the Parties to be allocated to the Business owned by such Affiliate in India (the India Purchase Price Payment; and such payment, together with the South Africa Purchase Price Payment, the Brazil Purchase Price Payment, the Argentina Purchase Price Payment and the Colombia Purchase Price Payment, the Local Purchase Price Payments), denominated in Indian Rupees, by means of a wire transfer of immediately available funds to such account or accounts as designated by the Seller in Annex 2.05(c) hereto as the “India Purchase Price Wire

WEIL:\95183466\7\59474.0036

Details”, which India Purchase Price Payment shall be held in escrow by such Affiliate of Seller until the Closing;
(vi)    to the escrow account referenced in Section 2 of the Credit Suisse Escrow Agreement (the Credit Suisse Escrow Account), cash in an amount equal to such portion of the Initial Purchase Price agreed by the Parties to be allocated to the Shares of the U.S. Transferred Subsidiary (the Credit Suisse Escrow Payment), by means of a wire transfer of immediately available funds, the details of which are designated in the Credit Suisse Escrow Agreement; and
(vii)    to the escrow account referenced in Section 2 of the UBS Escrow Agreement (the UBS Escrow Account), cash in an amount equal to the Initial Purchase Price, less the Local Purchase Payments (other than the India Purchase Price Payment if the India Unconditional Date does not occur prior to December 19, 2014) and less the Credit Suisse Escrow Payment (the UBS Escrow Payment) by means of a wire transfer of immediately available funds, the details of which are designated in the UBS Escrow Agreement.
The Purchaser shall use its reasonable best efforts (i) to cause the Local Purchase Price Payments to be received in the applicable Seller account set forth on Annex 2.05(c) not later than 3:00 PM, in New York City, New York, on December 30, 2014, and (ii) to cause the Credit Suisse Escrow Payment to be received by the Credit Suisse Escrow Agent, and the UBS Escrow Payment to be received by the UBS Escrow Agent, in each case, by 3:00 PM, in New York City, New York, on December 30, 2014, and in any event, not later than 4:00 PM in Basel, Switzerland, on December 31, 2014. The UBS Escrow Payment and the Credit Suisse Escrow Payment shall be held in escrow pending the Closing pursuant to the terms and conditions of the UBS Escrow Agreement and the Credit Suisse Escrow Agreement, as applicable. The Purchaser shall cause its representative or a representative of its designated Affiliate, who is authorized to deliver both the executed release instruction in the form set out in Exhibit B to the UBS Escrow Agreement and the executed release instruction in the form set out in Exhibit B to the Credit Suisse Escrow Agreement, to (y) be present in Basel, Switzerland from and after December 30, 2014 through the Closing, and (z) deliver, on behalf of the Purchaser and its designated Affiliate, to a representative of the Escrow Agent (as such term is defined in each of the UBS Escrow Agreement and the Credit Suisse Escrow Agreement) such executed release instructions at the Seller’s headquarters in Basel, Switzerland (Novartis Campus) in accordance with the UBS Escrow Agreement and the Credit Suisse Escrow Agreement.
If for any reason, the Closing does not occur by 11:59 P.M., New York time, on January 5, 2015, the Seller shall refund to the Purchaser or its designated Affiliates each of the Local Purchase Price Payments not later than January 9, 2015 by means of a wire transfer of immediately available funds to such account or accounts as designated by the Purchaser.
The Parties acknowledge and agree that in the event that the Seller cannot, or cannot cause its Affiliate to, transfer the Shares of any Transferred Subsidiary set forth on Annex 2.05(d)

WEIL:\95183466\7\59474.0036

(each, a Notarial Transferred Subsidiary), or any Transferred Asset of any Asset Seller set forth on Annex 2.05(d) hereto (each, a Notarial Asset Seller; and each jurisdiction of incorporation of a Notarial Transferred Subsidiary or Notarial Asset Seller, a Notarial Jurisdiction) in accordance with the terms and conditions of the SAPA as a result of the Closing Date not being a Business Day in such Notarial Jurisdiction, then, with respect to the transfer of the Shares of any such Notarial Transferred Subsidiary or any Transferred Asset of such Notarial Asset Seller:
i.     The Seller shall appear before the relevant notary or registry in order to fulfill its obligations under Sections 2.01(a), 2.01(b) and 2.05 on the first Business Day on which the relevant notary or registry is available in the relevant Notarial Jurisdiction following the Closing Date (the Notarial Closing Date);
ii.    From the Closing Date until the Notarial Closing Date, the Seller shall hold in trust for the account of the Purchaser such Notarial Transferred Subsidiary or any Transferred Asset of the Notarial Asset Sellers in a manner consistent with this Agreement.
(c)    At the Closing:
(i)    the Seller shall or shall cause its Affiliates to, as applicable, deliver to the Purchaser or its Affiliates:
(A)    duly executed Local Agreements;
(B)    counterparts of the Ancillary Agreements to which the Seller or any of its Affiliates is a party duly executed by the Seller or such Affiliates, as applicable;
(C)    if requested by the Purchaser, the letters of resignation (or evidence that such directors have been removed from office) of those directors of the Transferred Subsidiaries who are designated by the Purchaser pursuant to Section 6.04;
(D)    the Seller’s Closing Certificate;
(E)    a certification that Novartis Finance Corporation (and any other “United States person” within the meaning of section 7701(a)(30) of the Code that is treated as transferring a “United States real property interest” within the meaning of section 897(c)(1) of the Code for U.S. Federal income tax purposes in the Proposed Transactions) is not a foreign person within the meaning of section 1445 of the Code, dated as of the Closing Date and in form and substance as provided in Treasury Regulations section 1.1445-2(b)(2);

WEIL:\95183466\7\59474.0036

(F)    an effective, irrevocable election under Section 338(h)(10) of the Code on IRS Form 8023 (and under any comparable provisions of Applicable Law in any U.S. state or local jurisdiction) with respect to the U.S. Transferred Subsidiary; and
(G)    counterparts to the Support Agreement duly executed by Seller.
(ii)    the Purchaser shall or shall cause its Affiliates to, as applicable, deliver to the Seller and in the case of paragraph (A) below the UBS Escrow Agent and in the case of paragraph (B) below the Credit Suisse Escrow Agent:
(A)    duly executed release instruction in the form set out in Exhibit B to the UBS Escrow Agreement;
(B)    duly executed release instruction in the form set out in Exhibit B to the Credit Suisse Escrow Agreement;
(C)    duly executed Local Agreements;
(D)    if requested by the Seller, an executed instrument of assignment and assumption substantially in the form attached hereto as Exhibit 2.05(b)(ii)(D) in respect of the Assumed Liabilities;
(E)    counterparts of the other Ancillary Agreements to which the Purchaser or any of its Affiliates is a party, duly executed by the Purchaser or such Affiliates, as applicable;
(F)    the Purchaser’s Closing Certificate; and
(G)    counterparts to the Support Agreement duly executed by Purchaser.
2.03    Amendment to Section 2.06 of the SAPA
Notwithstanding anything to the contrary set forth in Section 2.06(d) of the SAPA, as amended by Section 2.12 of this Amendment Agreement, any repayments to be made by the Purchaser, for itself and on behalf of the Transferred Subsidiaries, to the Seller, immediately after Closing pursuant to Section 2.06(d) of the SAPA (the Intra-Group Payables Escrow Amount) shall be made by the Purchaser to the UBS Escrow Account on December 30, 2014 and held in escrow pending the Closing pursuant to the terms and conditions of the UBS Escrow Agreement.
2.04    Annex 2.05A and Annex 2.05 B
Annex I hereto shall be inserted at the end of the SAPA as Annex 2.05A and the form of UBS Escrow Agreement shall be attached thereto, and Annex II hereto shall be inserted at the end of the SAPA as Annex 2.05B and the form of Credit Suisse Escrow Agreement shall be attached thereto.
2.05    Annex 2.05(c)

WEIL:\95183466\7\59474.0036

Annex III hereto shall be inserted at the end of the SAPA as Annex 2.05(c).
2.06    Annex 2.05(d)
Annex IV hereto shall be inserted at the end of the SAPA as Annex 2.05(d).
2.07    Amendment to Annex C – Selling Affiliates
The list of Selling Affiliates attached as Annex C to the SAPA is hereby deleted and replaced in its entirety by the revised Annex C attached hereto as Exhibit A.
2.08    Replacement of Lek S.A.
All references to “Lek S.A.” as a Selling Affiliate in the SAPA and the Disclosure Schedule are hereby deleted and replaced in their entirety with “Novartis Poland Sp. z.o.o.”.
2.09    Replacement of Novartis Saglik A.S.
All references to “Novartis Saglik A.S.” as a Selling Affiliate in the SAPA and the Disclosure Schedule are hereby deleted and replaced in their entirety with “Novartis Sağlık, Gıda ve Tarım Ürünleri Sanayi ve Ticaret A.Ş.”.
2.10    Amendment to Section 2.01 of the SAPA
Section 2.01(b) of the SAPA is hereby amended by inserting the following at the end of that Section:
“; provided, that, neither the Seller nor its Affiliates shall transfer the assets set forth on Annex 2.01(b) (the Retained IT Assets) to the Purchaser or its Affiliates at Closing, but instead shall transfer the Retained IT Assets to the Purchaser or its Affiliates pursuant to this Agreement if Purchaser provides notice thereof under Section 10.02 of the Transition Services Agreement and on the date so required under such Section.”
2.11    Amendment to Section 2.03 of the SAPA
Section 2.03(b) of the SAPA is hereby amended by inserting at the end of the first sentence after “in accordance with the Closing Statement Principles” the following: “and setting forth the breakdown of the Initial Purchase Price to be paid in U.S. Dollars and each other currency required by Applicable Law, including, the applicable conversion rate as determined in accordance with Section 11.17”.
2.12    Amendment to Section 2.05 of the SAPA
A.     Section 2.05(a) of the SAPA is hereby amended by:

i.	deleting the word “and” at the end of the subsection (v);

ii.	deleting and replacing the period at the end of subsection (vi) with “; and”; and

WEIL:\95183466\7\59474.0036

iii.	inserting the following provision as subsection (vii) “counterparts to the Support Agreement duly executed by the Seller.”
B.    Section 2.05(b) of the SAPA is hereby amended by adding “or, in the case of the transfer of the Business in Argentina, Colombia, India and South Africa, and the Shares of the U.S. Transferred Subsidiary and Novartis Saùde Animal Ltda. in each case, as contemplated by this Agreement, its Affiliates, as applicable” after “Seller”.
C.      Section 2.05(b)(i) of the SAPA is hereby deleted and replaced in its entirety as follows:
“cash in an aggregate amount equal to the Initial Purchase Price, paid in U.S. Dollars and in such local currencies as is required by Applicable Law, by means of wire transfers of immediately available funds to such account or accounts as shall be designated by the Seller no later than five (5) Business Days prior to the Closing Date;”.
D.    Section 2.05(b) of the SAPA is hereby amended by:

i.	deleting “and” at the end of the subsection (iv);

ii.	deleting and replacing the period at the end of subsection (v) with “; and”; and

iii.	inserting the following provision as subsection (vii) of that Section: “counterparts to the Support Agreement duly executed by the Purchaser.”
2.13    Amendment to Section 2.06 of the SAPA
Section 2.06 of the SAPA is hereby amended as follows:
A.    Section 2.06(a) of the SAPA is hereby deleted and replaced in its entirety as follows:
“Immediately following the Closing,
(i)    other than the Intra-Group Non-Trade Payables owed by certain Transferred Subsidiaries to the Seller as set forth on Annex 2.06(a) (the Outstanding Intra-Group Non-Trade Payables), the Purchaser shall cause each Transferred Subsidiary to repay to the relevant member of the Seller’s Group the amount of any Estimated Closing Date Intra-Group Non-Trade Payables and shall acknowledge, on behalf of each Transferred Subsidiary, the payment of the Estimated Closing Date Intra-Group Non-Trade Receivables in accordance with Section 2.06(b);
(ii)     the Purchaser shall, or shall cause its Affiliate to, purchase from the Seller, and the Seller shall sell to the Purchaser or its Affiliate, as designated by the Purchaser, all of the Seller’s right, title and interest in and to the Outstanding Intra-Group Non-Trade Payables, and as consideration therefor, the Purchaser and its designated Affiliate, together, shall pay to the Seller an amount equal to the amount owed by the Transferred Subsidiaries to the

WEIL:\95183466\7\59474.0036

Seller or the applicable member of the Seller’s Group, in the aggregate, under such Outstanding Intra-Group Non-Trade Payables.”
B.    Section 2.06(d) of the SAPA is hereby amended by inserting:
i.    at the end of the first sentence of that Section the words “other than any such repayment, or adjustment to such repayment, owed by Novartis Tiergesundheit GmbH to Novartis Deutschland GmbH pursuant to that certain domination and profit and loss pooling agreement (Beherrschungs- und Gewinnabführungsvertrag) dated December 6, 1996, entered into between Novartis Deutschland GmbH as controlling company and Novartis Tiergesundheit GmbH as controlled entity, which shall be settled by direct payments between Novartis Tiergesundheit GmbH and Novartis Deutschland GmbH.
ii.     into the second sentence of that Section, after “Any such payments”, the words “(other than any payment made (or required to be made) between Novartis Tiergesundheit GmbH and Novartis Deutschland GmbH pursuant to this Section 2.06(d))” and after “to produce a net sum” the words “(for the avoidance of doubt, any payment made (or required to be made) between Novartis Tiergesundheit GmbH to Novartis Deutschland GmbH pursuant to this Section 2.06(d) shall be taken into account as payment due by the Purchaser).”
2.14    Amendment to Article 2 of the SAPA
Article 2 of the SAPA is hereby amended by adding the following provision as Sections 2.12 and 2.13 thereof:
“2.12    Deferred India Closing
(a)     Notwithstanding anything to the contrary in this Agreement, the sale, conveyance, transfer, assignment and delivery to the Purchaser or one or more of its Affiliates of the Transferred Assets (the India Transferred Assets) and the assumption by the Purchaser or one or more of its Affiliates of the Assumed Liabilities (the India Assumed Liabilities), in each case, of the Business in India (the India Transferred Assets and the Assumed Liabilities, collectively, the India Business) shall occur on the later of (i) the Closing and (ii) on the last Business Day of the month in which the India Unconditional Date falls (the Deferred India Closing Date). For purposes of this Agreement, the India Unconditional Date means the first Business Day in India after the Purchaser obtains written approval (the FIPB Approval) from the Foreign Investment Promotion Board of India permitting the Purchaser to purchase the India Business.
(b)    The sale, conveyance, transfer, assignment and delivery of the India Business shall take place on the Deferred India Closing Date at a closing (the Deferred India Closing) at the offices of Freshfields Bruckhaus Deringer US LLP, 601 Lexington Avenue, 31st Floor, New York, NY 10022, at 10:00 a.m., in New York City, New York, or at such other time and at such other location as is agreed between the Parties.

WEIL:\95183466\7\59474.0036

(c)    At the Deferred India Closing:
(i)    the Parties shall, and shall cause their respective Affiliates to, execute and deliver such documents and instruments as may be reasonably necessary to evidence the transfer of the India Business, including those required to be delivered by them pursuant to Sections 2.01 and 2.05 of this Agreement;
(ii)    the Purchaser (or its designated Affiliate) shall pay 866,800,000 Indian Rupees, in cash, by means of a wire transfer of immediately available funds to such account or accounts as designated by the Seller in Annex 2.05(c) hereto as the “India Purchase Price Wire Details”; and
(iii)    concurrently with Section 2.12(c)(ii) above, the Seller shall refund to the Purchaser an amount equal to the India Purchase Price Payment, denominated in U.S. Dollars, actually paid to the Seller at the Closing in respect of the India Business, in cash, by means of a wire transfer of immediately available funds to such account or accounts as designated by the Purchaser.
(d)    If the Deferred India Closing is later than the Closing, during the period between the Closing and the Deferred India Closing (i) the benefits and burdens of the India Business shall be for the account of the Purchaser; (ii) no Leakage with respect to the India Business shall occur; (iii) all income, proceeds or other monies generated by the India Business, or received by the Seller or any member of the Seller’s Group (other than the India Business) for, or on behalf of the India Business, shall be held in trust for the account of, and the net profits (if any) paid to, the Purchaser or its Affiliates, as designated by the Purchaser, notwithstanding any other provision in the SAPA to the contrary, on the Deferred India Closing Date; and (iv) the Parties shall and shall cause their respective Affiliates to, use their respective best efforts to cooperate with each other to take such actions (including delivery of notice) that may be required to obtain the FIPB Approval.
(e)    The Seller shall be liable to pay, and shall pay, to the Purchaser, or its designee, an amount equal to any Leakage that occurred with respect to the India Business in India, on a dollar-for-dollar basis without any deductions, within five (5) Business Days of a written request for payment from the Purchaser on or before (i) the date upon which the Proposed Closing Statement is deemed the Final Closing Statement pursuant to Section 2.07, if the Deferred India Closing Date occurs prior to the delivery by the Seller of the Proposed Closing Statement; or (ii) the fourteen (14) month anniversary of the Deferred India Closing Date, if the Deferred India Closing Date occurs after the delivery by the Seller of the Proposed Closing Statement. In the event of any dispute regarding the calculation of Leakage with respect to the India Business, the Parties shall resolve the same in accordance with the dispute resolution provisions set forth in Sections 2.07(b) and 2.07(c), which shall apply mutatis mutandis, and any payment of the India Settlement shall be paid to the Purchaser, or its designee, within five (5) Business Days of the finalization of the amount due to the Purchaser pursuant to such resolution mechanics.

WEIL:\95183466\7\59474.0036

(f)    From the Closing Date to the Deferred India Closing Date, unless the context clearly requires otherwise, all references in this Agreement to the “Closing” or the “Closing Date” shall, with respect to the transfer of the India Business, be deemed to refer to the Deferred India Closing and the Deferred India Closing Date, as applicable, and the Parties shall continue to comply with all covenants and agreements contained in this Agreement that are required by their terms to be performed prior to the Closing in respect of the India Business to the extent applicable to the India Business (other than those set forth in Sections 6.04, 6.07(b) through 6.07(e), 6.10 and 6.12).
(g)    If the India Unconditional Date has not occurred on or before the eighteen (18) month anniversary of the Closing Date, the Parties shall, and shall cause their Affiliates to, negotiate in good faith alternative arrangements to effectuate the intent of this Agreement.
Section 2.13    Deferred Switzerland Closing
(a)    Notwithstanding anything to the contrary in this Agreement, the sale, conveyance, transfer, assignment and delivery of the Shares of Novartis Centre de Recherche Santé Animale SA (the Deferred Switzerland Entity) to the Purchaser, or any Affiliate designated by Purchaser, shall occur on the later of (i) the Closing and (ii) on the last Business Day of the month in which all of the conditions set forth on Annex 2.13 are satisfied (the Deferred Switzerland Closing Date).
(b)    The sale, conveyance, transfer, assignment and delivery of the Shares of the Deferred Switzerland Entity shall take place on the Deferred Switzerland Closing Date at a closing (the Deferred Switzerland Closing) at the offices of Freshfields Bruckhaus Deringer US LLP, 601 Lexington Avenue, 31st Floor, New York, NY 10022, at 10:00 a.m., in New York City, New York, or at such other time and at such other location as is agreed between the Parties.
(c)    At the Deferred Switzerland Closing, the Parties shall, and shall cause their respective Affiliates to, deliver, and execute and deliver such documents and instruments as may be reasonably necessary to evidence the transfer of, the Shares of the Deferred Switzerland Entity, including those required to be delivered by them pursuant to Sections 2.01 and 2.05 of this Agreement.
(d)    If the Deferred Switzerland Closing is to occur later than the Closing, during the period between the Closing and the Deferred Switzerland Closing: (i) the benefits and burdens of the Deferred Switzerland Entity shall be for the account of Purchaser; (ii) no Leakage with respect to the Deferred Switzerland Entity shall occur; (iii) all income, proceeds or other monies received by the Seller or any member of the Seller’s Group (other than the Deferred Switzerland Entity) for and on behalf of the Deferred Switzerland Entity, and all profits and losses generated by the Deferred Switzerland Entity, shall be held in trust for, and the net profits paid to the Purchaser or its Affiliates, as designated by the Purchaser, notwithstanding any other provision in the SAPA to the contrary, on the Deferred Switzerland Closing Date; and (iv) the Parties shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to cooperate with each other to take such actions

WEIL:\95183466\7\59474.0036

(including delivery of notice) that may be required to satisfy the conditions set forth on Annex 2.13.
(e)    The Seller shall be liable to pay to the Purchaser an amount equal to any Leakage that occurs with respect to the Deferred Switzerland Entity, on a dollar-for-dollar basis without any deductions, within five (5) Business Days of a written request for payment from the Purchaser on or before (i) the date upon which the Proposed Closing Statement is deemed the Final Closing Statement pursuant to Section 2.07, if the Deferred Switzerland Closing Date occurs prior to the delivery by the Seller of the Proposed Closing Statement; or (ii) the fourteen (14) month anniversary of the Deferred Switzerland Closing Date, if the Deferred Switzerland Closing Date occurs after the delivery by the Seller of the Proposed Closing Statement.
(g)    From the Closing Date to the Deferred Switzerland Closing Date, unless the context clearly requires otherwise, all references in this Agreement to the “Closing” or the “Closing Date” shall, with respect to the transfer of the Shares of the Deferred Switzerland Entity, be deemed to refer to the Deferred Switzerland Closing and the Deferred Switzerland Closing Date, as applicable, and the Parties shall continue to comply with all covenants and agreements contained in this Agreement that are required by their terms to be performed prior to the Closing to the extent applicable to the Deferred Switzerland Entity (other than those set forth in Sections 6.04, 6.07(b) through 6.07(e), 6.10 and 6.12).
(h)    If the Deferred Switzerland Closing is to occur later than the Closing, the Seller shall, or shall cause its Affiliates to, appoint the Purchaser and/or one or more of its Affiliates selected by the Purchaser (the Switzerland Manager) to direct the ongoing operations for the Deferred Switzerland Entity beginning on the Closing Date and until the Deferred Switzerland Closing Date. To the extent permitted by Applicable Law, the Seller shall, and shall cause its applicable Affiliates to, follow such direction of the Switzerland Manager with respect to the operations of the Deferred Switzerland Entity. The Switzerland Manager and/or any of its Affiliates may make loans to the Deferred Switzerland Entity to provide funding for such entity in the ordinary course.
(g) If the Deferred Switzerland Closing Date has not occurred on or before the eighteen (18) month anniversary of the Closing Date, the Parties shall, and shall cause their Affiliates to, negotiate in good faith alternative arrangements to effectuate the intent of this Agreement.
2.15    Amendment to Section 4.07(f) of the SAPA
Section 4.07(f) of the SAPA is hereby deleted and replaced in its entirety by the following provision:
“Excluding the Excluded Assets identified on Annex 2.01(c)(i), the Owned Intellectual Property Rights, the Transferred Intellectual Property Contracts, and the Intellectual Property Rights licensed (i) pursuant to the Transitional Trademark License Agreement, the Ancillary License Agreement - Amoksiklav, the Ancillary License Agreement - Xiclav and the Technology License Agreement and (ii) on a perpetual basis pursuant to the Transition Services Agreement and Manufacturing and Supply Agreements constitute all the

WEIL:\95183466\7\59474.0036

Intellectual Property Rights necessary and sufficient for the Purchaser to conduct the Business from and after the Closing Date as conducted and proposed to be conducted by the Seller and its Affiliates, in each case, based on the current applicable stage of development, provided however, that the foregoing is not a representation of non-infringement, non-misappropriation, or any other non-violation of Intellectual Property Rights of any third party, which representation is solely set forth in Section 4.07(e) above.”
2.16    Amendment to Section 6.08 of the SAPA
A.    The following new Section 6.08(n) shall be added to the SAPA:
“Delayed Transfer Employees. The Parties intend that the Delayed Transfer Employees will remain as employees of the Seller’s Group for the duration of the Secondment Period, and will become employees of the Purchaser or any of its Affiliates immediately following termination or expiration of the Secondment Period as part of the transactions contemplated by this Agreement. Accordingly, in this Section 6.08, in respect of the Delayed Transfer Employees only, any reference to “Closing”, “the Closing Date” or, in respect of the Delayed Transfer Employees in India, “the Deferred India Closing” or “the Deferred India Closing Date” shall be treated as a reference to the end of the Secondment Period (except for, for the avoidance of doubt, the references to “the Closing Date” and “the Deferred India Closing Date” in the definitions of “Secondment Period” and “Delayed Transfer Employee”, which shall be treated as references to the Closing Date and the Deferred India Closing Date respectively as defined in Annex A).”
B.    The following new Section 6.08(o) shall be added to the SAPA:
“Business Employees in Russia.  If the Closing Date occurs on a day which is not a Russian Working Day, the Parties intend that the Business Employees employed in Russia by Novartis Consumer Health LLC (the Russian Business Employees) shall remain employees of Novartis Consumer Health LLC until 11:59 p.m. on the first Russian Working Day following the Closing Date (the Russian Employee Termination Date).  The transfer of employment of the Russian Business Employees to the Purchaser or one of its Affiliates shall take effect on and from the day following the Russian Employee Termination Date.  The Purchaser or its Affiliate acknowledges that it will be responsible for the total amount actually paid by the Seller or its Affiliate for compensation and benefits, including any withholding taxes and payroll taxes paid by the Seller’s Group, to or in respect of the Russian Business Employees in relation to their ordinary course of employment for the period from the Closing Date to the Russian Employee Termination Date (inclusive).”

C.    The following new Section 6.08(p) shall be added to the SAPA:

“Business Employees in Ukraine. If the Closing Date occurs on a day which is not a Ukrainian Working Day, the Parties intend that the Business Employees employed in Ukraine by Novartis Consumer Health S.A. (the Ukrainian Business Employees) shall remain employees of Novartis Consumer Health S.A. until 11:59 p.m. on the first Ukrainian Working Day following the Closing Date (the Ukrainian Employee Termination Date).  The transfer

WEIL:\95183466\7\59474.0036

of employment of the Ukrainian Business Employees to the Purchaser or one of its Affiliates shall take effect on and from the day following the Ukrainian Employee Termination Date.  The Purchaser or its Affiliate acknowledges that it will be responsible for the total amount actually paid by the Seller or its Affiliate for compensation and benefits, including any withholding taxes and payroll taxes paid by the Seller’s Group, to or in respect of the Ukraine Business Employees in relation to their ordinary course of employment for the period from the Closing Date to the Ukraine Employee Termination Date (inclusive).”

D.    The following new Section 6.08(q) shall be added to the SAPA:

“Transition Services Employees. Notwithstanding anything in this Agreement to the contrary, the Seller or its Affiliates will continue to employ the Business Employees listed in Annex 6.08(q) following the Closing and shall retain and be fully liable for any Liability (and shall indemnify and hold harmless the Purchaser and its Affiliates from any such Liabilities) related to their employment, provision of services, or termination of employment or services; provided that the Purchaser will reimburse the Seller for the actual severance costs incurred, if any, by the Seller for such Business Employees listed in Annex 6.08(q) who are terminated by Seller or its Affiliates without cause within the two (2) month period immediately following the end of their services to the Purchaser under the Transition Services Agreement between the parties in such individual's jurisdiction (or legally required notice period not to exceed four (4) months following such termination of the Transition Services Agreement) to the extent required by the terms of the applicable Seller severance policy as of the date of the Agreement or as otherwise required by Applicable Law. The parties agree to cooperate, as reasonably practicable, to minimize any such payments. Notwithstanding anything in Section 6.08 of this Agreement to the contrary, the Business Employees listed in Annex 6.08(q) shall not be the subject of any the Purchaser obligation under this Agreement other than pursuant to the prior sentence.”

2.17    Amendments to Annex 6.08(k) of the SAPA

(a)	Switzerland
In paragraph 2 of Annex 6.08(k) of the SAPA, sub-paragraph 2.2 shall be deleted and replaced with the following:
“2.2    Subject to the below, in accordance with the Annex 6.08(k) of the SAPA regarding Group Retirement Benefit Arrangements, the Seller and the Purchaser agree that the pension fund entitlements in respect of the Transferring Swiss Employees who are members of the Swiss Pension Providers immediately before the Closing Date will be transferred with effect from the Closing Date to a retirement benefit arrangement set up by the Purchaser.
However, if the Seller and the Purchaser agree on a Transitional Service Agreement (a “TSA”) for a limited period of time after Closing, then:

WEIL:\95183466\7\59474.0036

(a)
the accession of Novartis Tiergesundheit AG and Novartis Centre de Recherche Santé Animale SA to the Swiss Pension Providers may, instead of being terminated with effect from the Closing Date, be continued for the duration of said TSA, based on a temporary affiliation of the Purchaser to the Seller’s Swiss Pension Providers, including pension plan administration services and management of the underlying assets but excluding any liability for the investment performance achieved under the TSA-based mandate; and

(a)
without prejudice to the valuation of such amounts as part of the Pension Benefit Net Liability Amount under Annex 6.08(l), the transfer of pension fund entitlements under Annex 6.08(k) para 2.2, and the provision of “grandfathered” entitlements under Annex 6.08(k) para 2.4, shall occur respectively on and from the end of the TSA period instead of the Closing Date.”

(b)	United Kingdom
The following amendments shall be made to paragraph 4 of Annex 6.08(k) of the SAPA:

(i)	In sub-sub-paragraph 4.1(a), the words:
“whose only period of pensionable service in the DB Sections was with the UK Participating Employers”
shall be deleted and replaced with:
“who are recorded by the administrators of the Seller’s UK Pension Scheme as having one of the UK Participating Employers as their last employer”

(ii)
In sub-sub-paragraph 4.1(d), the words “plus a proportionate share of the value of any “orphan liabilities” under the Seller’s UK Pension Scheme attributable to the UK Participating Employers” shall be deleted.

(iii)
At the end of sub-sub-paragraph 4.1(g), there shall inserted be the words “or, if an alternative structure (including a statutory apportionment arrangement) is agreed under an applicable Local Agreement in order to produce an appropriate calculation of the debt that would otherwise be due under Section 75, under such alternative methodology”.

(iv)	A new sub-sub-paragraph 4.1(j) shall be inserted as follows:
“(j)    “Cessation Date” means the date on which the UK Participating Employers cease to participate in the Seller’s UK Pension Scheme, which may be after the Closing Date.”

WEIL:\95183466\7\59474.0036

(v)	At the beginning of sub-sub-paragraph 4.2(e), there shall be inserted the words “Subject to Annex 6.08(l),”.

(vi)	In sub-paragraph 4.3:

(A)	the words “on or before the Closing Date” shall be deleted and replaced with “on and from the Cessation Date”;

(B)	the words “on and from the Closing Date” shall be deleted and replaced with “on and from the Cessation Date”; and

(C)	after the words “If Closing occurs, and a Section 75 Debt is triggered on any of the UK Participating Employers”, there shall be inserted the words “(including on the Cessation Date)”.

(vii)	At the beginning of sub-paragraph 4.4, there shall be inserted the words “Subject to any alternative structure agreed under an applicable Local Agreement as contemplated in paragraph 4.1(g),”.

(viii)	In sub-paragraph 4.4, the words “Closing Date” shall be deleted and replaced with “Cessation Date”.

(ix)	In sub-paragraph 4.8, each reference to the “Closing Date” shall be deleted and replaced with “Cessation Date”.

(c)	India
The following amendments shall be made to paragraph 5 of Annex 6.08(k) of the SAPA:

(i)	In sub-paragraph 5.1, sub-sub-paragraphs (a) to (d) shall be deleted and replaced with the following:

“(a)	In relation to Novartis India Limited:

“(i)	Novartis India Limited Employees’ Group Gratuity Scheme (LIC fund);

“(ii)	Novartis India Limited Employees’ Group Gratuity Scheme (In-house);

“(iii)	Novartis India Limited Leave Benefit Scheme;

“(iv)	Novartis India Limited Employees’ Provident Fund;

“(v)	Novartis India Limited Post-Retirement Medical Benefit; and

“(b)	in relation to Novartis Healthcare Private Limited:

“(i)	Novartis Healthcare Private Limited Employees’ Group Gratuity Scheme;

WEIL:\95183466\7\59474.0036

“(ii)	Novartis Healthcare Private Limited Leave Benefit Scheme;

“(iii)	Novartis Healthcare Private Limited Employees’ Provident Fund; and

“(iv)	Novartis Healthcare Private Limited Post-Retirement Medical Benefit.

(ii)	Sub-paragraph 5.2 shall be deleted and replaced with the following:
“5.2    There shall be included in the sale of the Business of Novartis Healthcare Private Limited and Novartis India Limited under this Agreement or, where relevant, the Local Agreements, any plan, contract, policy, agreement, obligation or arrangement in respect of the Indian Retirement Benefit Arrangements and any liability (whenever accrued) under the Indian Retirement Benefit Arrangements, so that all liability attributable to the Business in respect of such benefit arrangements shall transfer from the Seller to the Purchaser and the Seller and the Purchaser agree to use all reasonable best efforts to ensure that Novartis Healthcare Private Limited’s and Novartis India Limited’s respective obligations and liability in respect of such benefit arrangements shall be so transferred.”

(iii)	The following new sub-paragraphs 5.4 and 5.5 shall be added to Annex 6.08(k) of the SAPA:
“5.4    In respect of the Delayed Transfer Employees in India, the relevant transfer of obligations and liabilities shall occur at the end of the relevant Secondment Period (or, if no such Secondment Agreement exists at Closing, at Closing or such other date as is agreed under an applicable Local Agreement)
“5.5    For the avoidance of doubt, the applicable transfer date under paragraph 5.4 above shall not affect the valuation of such obligations and liabilities, and any transferred underlying assets related thereto, both of which shall be valued as at Closing in accordance with paragraph 3 of Annex 6.08(l).”

(d)	Mexico
The following new paragraph 6A shall be inserted into Annex 6.08(k) of the SAPA, immediately before paragraph 7:
“6A.    Mexico
“6A.1    Where, immediately before the sale of the Transferred Assets in Mexico under this Agreement or, where relevant, the Local Agreement, a Transferred Asset participates in, or has liability in respect of, a retirement benefit arrangement, the Seller and the Purchaser agree that there shall be included in the sale of the Transferred Asset under this Agreement or, where relevant, the Local Agreement, any plan, contract, policy, agreement, obligation or arrangement in respect of the retirement benefit arrangement and any liability (whenever

WEIL:\95183466\7\59474.0036

accrued) under the retirement benefit arrangement, so that all liability attributable to the Transferred Asset in respect of the retirement benefit arrangement shall transfer from the Seller to the Purchaser, and the Seller and the Purchaser agree to use reasonable efforts to ensure that the Transferred Asset’s obligations and liability in respect of the retirement benefit arrangement shall be so transferred at the end of the relevant Secondment Period (or, if no applicable Secondment Agreement exists at Closing, at Closing or such other date as is agreed under an applicable Local Agreement).
“6A.2    For the avoidance of doubt, the applicable transfer date under paragraph 6A.1 above shall not affect the valuation of such obligations and liabilities, and any transferred underlying assets related thereto, both of which shall be valued as at Closing in accordance with paragraph 3 of Annex 6.08(l).
“6A.3    For the avoidance of doubt, for the purpose of any Secondment Agreement, any assessment of amounts actually paid by Novartis to or in respect of secondees shall be taken to include the cost of any pension contributions made in relation to such secondees (including a pro-rated portion of any undifferentiated sum payment to a retirement benefit arrangement). The parties agree to construe (and to procure that their respective Affiliates construe) any Local Agreement and/or Secondment Agreement accordingly.”

(e)	Rest of world

(i)
The heading of paragraph 7 of Annex 6.08(k) shall be changed to “Other Jurisdictions (other than Switzerland, United States, United Kingdom, India, the Republic of Ireland, Mexico, and, subject to paragraph 6 above, Canada)”.

(ii)	In paragraph 7.1 of Annex 6.08(k) of the SAPA, the words:
“(other than in Switzerland, United States, United Kingdom, India, the Republic of Ireland and, subject to paragraph 6 above, Canada)”
shall be deleted and replaced with:
“(other than in Switzerland, United States, United Kingdom, India, the Republic of Ireland, Mexico and, subject to paragraph 6 above, Canada)”

(iii)	In paragraph 7.2 of Annex 6.08(k) of the SAPA, the words:
“(other than in Switzerland, United States, United Kingdom, India, the Republic of Ireland and, subject to paragraph 6 above, Canada)”
shall be deleted and replaced with:
“(other than in Switzerland, United States, United Kingdom, India, the Republic of Ireland, Mexico and, subject to paragraph 6 above, Canada)”.
2.18    Amendment to Section 6.12(b) of the SAPA

WEIL:\95183466\7\59474.0036

Section 6.12(b) of the SAPA is hereby deleted and replaced in its entirety by the following provision:
“the Purchaser or its Affiliates will manufacture and supply on behalf of the Seller or such members of the Seller’s Group, and the Seller or its Affiliates will manufacture and supply on behalf the Purchaser or such member of the Purchaser’s Group, in each case as provided therein, certain products pursuant to the manufacturing and supply agreements substantially on the terms set forth in Exhibit 6.12(b), which shall be in form of four (4) separate manufacturing and supply agreements, including (i) a Manufacturing and Supply Agreement by and between Sandoz AG, a company incorporated under the Laws of Switzerland, and the Purchaser (the Sandoz MSA),  (ii) a Manufacturing and Supply Agreement by and among Alcon Research, Ltd., a company incorporated under the laws of Delaware, Alcon Pharmaceuticals Ltd., a company incorporated under the laws of Switzerland, and the Purchaser (the Alcon MSA), (iii)  a Manufacturing and Supply Agreement by and between Novartis Pharma AG, a company incorporated under the laws of Switzerland, and the Purchaser (the Pharma MSA), and (iv) a Manufacturing and Supply Agreement by and among Ex-Lax, Inc., a company incorporated under the laws of Puerto Rico, Novartis Consumer Health, Inc., a company incorporated under the laws of Delaware, and the Purchaser (the OTC MSA) (the Sandoz MSA, Alcon MSA, Pharma MSA, and OTC MSAs, collectively, the Manufacturing and Supply Agreements).”
2.19    Amendment to Section 7.01 of the SAPA
Section 7.01(a)(vi) of the SAPA is hereby deleted and replaced in its entirety by the following provision:
“Taxes imposed on any members of any Tax Group of which a Transferred Subsidiary is or was a member prior to the Closing Date (and, with respect to a Seller’s VAT Group (other than the New UK VAT Group), on or after the Closing Date if a Transferred Subsidiary has not been removed from that Seller’s VAT Group as of the Closing Date) payable by or recoverable from any Transferred Subsidiary or in respect of the Transferred Assets (including under U.S. Treasury Regulations Section 1.1502-6 or any analogous or similar state, local or non-U.S. law or regulation;”
2.20    Amendment to Section 7.04 of the SAPA
Section 7.04 of the SAPA is hereby deleted and replaced in its entirety by the following provision:
“To the extent permitted by Applicable Law, the Seller shall Terminate any Tax indemnification, allocation or sharing agreement, VAT group arrangement or group payment arrangement in respect of Tax, in each case between any Transferred Subsidiary and Seller, any Affiliate of the Seller or any other Person prior to or as of the Closing Date, provided that the Seller shall not terminate any such VAT group arrangement comprising only Novartis Animal Health UK Limited, Novartis Animal Vaccines Limited and Vericore Limited (the New UK VAT Group).”
2.21    Amendment to Section 11.17 of the SAPA

WEIL:\95183466\7\59474.0036

Section 11.17 of the SAPA is hereby deleted and replaced in its entirety by the following provision:
“In the event the Parties need to convert currencies under this Agreement, the relevant exchange rate will be determined based on:
(a)      in the event that the January 1 Closing Event, and subsequently the Closing on January 1, 2015, occurs,
(i)    the Seller’s internal exchange rates (established in accordance with Paragraph 1 of Annex 4.03): (A) as of December 10, 2014, with respect to the payment of any portion of the Initial Purchase Price in currency other than U.S. Dollars and any payment made pursuant to Sections 2.06(d) (other than payments made in respect of any adjustments contemplated under that Section) and (B) as of December 31, 2014 for the purposes of any payments for adjustments pursuant to Section 2.06(d) of this Agreement;
(ii)    the spot reference rate for a transaction between two currencies in question as quoted by the European Central Bank as of December 31, 2014, for the purposes of any payments for adjustments pursuant to Section 2.07(d) to any portion of the Initial Purchase Price that is paid at the Closing in a currency other than U.S. Dollars;
(b)     if the Closing does not occur on January 1, 2015,
(i)    the Seller’s internal exchange rates (established in accordance with Paragraph 1 of Annex 4.03): (A) as of the Business Day immediately prior to the delivery by the Seller of the Initial Closing Statement with respect to the payment of any portion of the Initial Purchase Price in currency other than U.S. Dollars and any payment made pursuant to Sections 2.06(d) (other than payments made in respect of any adjustments contemplated under that Section) and (B) as of the Closing Date for the purposes of any payments for adjustments pursuant to Section 2.06(d) of this Agreement;
(ii)    the spot reference rate for a transaction between two currencies in question as quoted by the European Central Bank as of the Closing Date, for the purposes of any payments for adjustments pursuant to Section 2.07(d) to any portion of the Initial Purchase Price that is paid at the Closing in a currency other than U.S. Dollars; and
(c)    in all other instances, the spot reference rate for a transaction between the two currencies in question as quoted by the European Central Bank on the Business Day immediately prior to the relevant date of payment or, if such rate is not quoted on that date, on the preceding date on which such rates are quoted.
2.22    Amendment to Annex A to the SAPA
A.    Annex A to the SAPA is hereby amended by inserting the following definitions into that Annex:

WEIL:\95183466\7\59474.0036

Alcon Cascade Distribution Agreement means that certain Distribution Agreement, to be entered into among the Purchaser, Alcon Pharma GmbH and Alcon Laboratories (U.K.) Limited on the Closing Date, in a form mutually agreeable to the Parties.
Alcon Pharmacovigilance Agreement means that certain Pharmacovigilance Agreement, to be entered into between the Purchaser and Alcon Research, Ltd. on the Closing Date, in a form mutually agreeable to the Parties.
Ancillary License Agreement - Amoksiklav means that certain Ancillary License Agreement, to be entered into between the Purchaser and Lek Pharmacevtska Družba D.D. on the Closing Date, in a form mutually agreeable to the Parties.
Ancillary License Agreement - Xiclav means that certain Ancillary License Agreement, to be entered into among the Purchaser, the Seller and Lek Pharmacevtska Družba D.D. on the Closing Date, in a form mutually agreeable to the Parties.
Asset Seller means each of the Seller and any member of the Seller’s Group required to sell, convey, transfer, assign and deliver the Transferred Assets to the Purchaser or one or more of its Affiliates pursuant to Section 2.01(b).
Delayed Transfer Employees means those employees of the Seller’s Group employed by Novartis (Bangladesh) Limited, Novartis (India) Limited, Novartis Healthcare Private Limited, Novartis Corporativo, S.A. de C.V. and Novartis Institute for Functional Genomics, Inc as of the Closing Date or the “Deferred India Closing Date” as applicable (the identities of whom have been agreed between the Parties) who, under the terms of a Secondment Agreement, or such other arrangements as the Parties may make, shall remain employees of the Seller’s Group until the end of the Secondment Period.
Global Transitional Distribution Services Agreement means that certain Global Transitional Distribution Services Agreement, to be entered into between the Purchaser and the Seller on the Closing Date, in a form mutually agreeable to the Parties.
Leakage means, with respect to any Transferred Subsidiary or any Asset Seller (but only to the extent related to the Business), without duplication, any of the following that occur or have occurred following the Closing Date:
(a) any dividend or distribution, or any payments in lieu of any dividend or distribution paid or made or any share repurchase or redemption, or directors’ fees, return of share capital paid, or repayment or reversal of capital reserves or other reserves, in cash or in kind, by such Transferred Subsidiary, or Asset Seller (out of funds, accounts, reserves or assets of the Business), to or for the benefit of the Seller or any member of the Seller’s Group;
(b) any payments made (including bonuses, commissions, loan repayments, management, monitoring or service payments) or agreed to be made by such Transferred Subsidiary, or Asset Seller (out of funds, accounts, reserves or assets of the Business), to the Seller or any

WEIL:\95183466\7\59474.0036

other member of the Seller’s Group (other than payments pursuant to an Affiliate Contract which is to remain in place following the Closing Date pursuant to Section 6.12);
(c) any provision of any loan or the creation, assumption or guarantee of any Liability, including based on cash pooling arrangements, by such Transferred Subsidiary or Asset Seller to the Seller or any member of the Seller’s Group;
(d) the waiver or agreement to waive (whether conditional or not) by such Transferred Subsidiary or Asset Seller of any amount owed to such Transferred Subsidiary or Asset Seller by any Seller or any member of the Seller’s Group;
(e) any purchase of goods or services not on arms’-length terms or the purchase of goods and services not required by such Transferred Subsidiary or the Business of the Asset Seller, in each case, from the Seller or any member of the Seller’s Group but only to the extent payments are greater than arm’s-length terms;
(f) any waiver, deferral, indemnification, exemption or remission of Liabilities and amending of terms of existing agreements with the Seller or any member of the Seller’s Group (unless expressly contemplated by this Agreement);
(g) any transfer or obligation to transfer assets by such Transferred Subsidiary or Asset Seller to the Seller or any member of the Seller’s Group (unless expressly contemplated by this Agreement);
(h) any fees or expenses resulting from any of the matters set forth in (a) to (g) above;
(i) any Tax (including the employer portion of any payroll Taxes) incurred, paid or payable by such Transferred Subsidiary or Asset Seller in respect of any of the matters set out in (a) to (h) above; the agreement or undertaking by the Business to do any of the matters set out in (a) to (h).
For purposes of determining Leakage hereunder, the Seller’s Group shall not include any Asset Seller but only to the extent related to the Business.
Lincoln Quality Agreement means that certain Quality Services Agreement, to be entered into among the Purchaser and each relevant Affiliate of the Seller on the Closing Date, in a form mutually agreeable to the Parties.

OTC Pharmacovigilance Agreement means that certain Pharmacovigilance Agreement, to be entered into between the Purchaser and Novartis Consumer Health, Inc. on the Closing Date, in a form mutually agreeable to the Parties.
Pharmacovigilance Agreements means the Alcon Pharmacovigilance Agreement, the OTC Pharmacovigilance Agreement, the Pharma Pharmacovigilance Agreement and the Sandoz Pharmacovigilance Agreement.

WEIL:\95183466\7\59474.0036

Pharma Pharmacovigilance Agreement means that certain Pharmacovigilance Agreement, to be entered into between the Purchaser and Novartis Pharma AG on the Closing Date, in a form mutually agreeable to the Parties.
Quality Agreements means the Lincoln Quality Agreement, Vacaville Quality Agreement and the Turkey/Slovenia Quality Agreement.
Russian Business Employees has the meaning set forth in Section 6.08(o).
Russian Employee Termination Date has the meaning set forth in Section 6.08(o).
Russian Working Day means a day when the Russian Business Employees would, in the ordinary course of business, be expected to work (excluding Business Employees with a shift pattern that means they do not have to work on that day).
Sandoz Pharmacovigilance Agreement means that certain Pharmacovigilance Agreement, to be entered into between the Purchaser and Sandoz International GmbH on the Closing Date, in a form mutually agreeable to the Parties.
Secondment Agreement means any agreement between the Seller or any of its Affiliates and the Purchaser or any of its Affiliates under which employees of the Seller’s Group shall be seconded to the Purchaser’s Group for the Secondment Period.
Secondment Period means, for each Delayed Transfer Employee, the period from the Closing Date or the Deferred India Closing Date (as applicable) until the termination of:
(a)    the Secondment Agreement applicable to that Delayed Transfer Employee; or
(b)    such other arrangement as the Parties may have made in relation to that Delayed Transfer Employee to regulate the employment of that employee by the Seller’s Group from the Closing Date.
Support Agreement means that certain letter agreement to be entered into between the Seller and the Purchaser substantially in the form attached hereto as Exhibit 2.05(a)(vii).”
Turkey/Slovenia Quality Agreement means that certain Quality Agreement for Storage and Testing, to be entered into among the Purchaser and each relevant Affiliate of the Seller on the Closing Date, in a form mutually agreeable to the Parties.
Ukrainian Business Employees has the meaning set forth in Section 6.08(p);
Ukrainian Employee Termination Date has the meaning set forth in Section 6.08(p);
Ukrainian Working Day means a day when the Ukrainian Business Employees would, in the ordinary course of business, be expected to work (excluding Business Employees with a shift pattern that means they do not have to work on that day).

WEIL:\95183466\7\59474.0036

Vacaville Quality Agreement means that certain Quality Agreement for Storage and Testing, to be entered into between the Purchaser and each relevant Affiliate of the Seller on the Closing Date, in a form mutually agreeable to the Parties.
B.    The definition of “Transferred Books and Records” is hereby deleted and replaced in its entirety with the following definition:
“Transferred Books and Records means all books, ledgers, files, databases, documents, reports, plans, records, manuals and other materials (in any form or medium) that are Exclusively Related to the Business, but excluding (i) any such items to the extent (A) they are related to any Excluded Assets or Excluded Liabilities, (B) they are related to any corporate, tax, human resources or stockholder matters of Seller or its Affiliates (other than the Transferred Subsidiaries) or (C) any Applicable Law prohibits their transfer.”
C.    The definition of “Ancillary Agreements” is hereby deleted and replaced in its entirety with the following definition:
“Ancillary Agreements means the Transition Services Agreement, the France Offer Letter, the France SAPA, the Manufacturing and Supply Agreements, the Technology License Agreement, the Assignment and Assumption Agreement, the IP Assignment Agreement, Local Agreements, the Transitional Trademark License Agreement, the Ancillary License Agreement – Amoksiklav, the Ancillary License Agreement – Xiclav, the Global Transitional Distribution Services Agreement, the Support Agreement, the Quality Agreements, the Pharmacovigilance Agreements and the Alcon Cascade Distribution Agreement.”
2.23    Addition of Annex 2.01(b) – Retained IT Assets to the SAPA
Exhibit B attached hereto shall be added as Annex 2.01(b) – Retained IT Assets to the SAPA.
2.24    Amendments to Annex 2.01(c)(i) of the SAPA
Annex 2.01(c)(i) of the SAPA is replaced in its entirety by the revised Annex 2.01(c)(i) attached hereto as Exhibit C.
2.25    Amendments to Annex 2.01(d) of the SAPA
The chart in Annex 2.01(d) of the SAPA is hereby amended by removing all rows except for the rows relating to Spain, Italy, Mexico, Slovenia and the UK.
2.26    Insertion of Annex 2.06(a) to the SAPA
Exhibit D attached hereto is hereby inserted as Annex 2.06(a) to the SAPA.
2.27    Amendment to Annex 4.14 to the SAPA
The following shall be added to the list of Excluded Employees at Annex 4.14:

WEIL:\95183466\7\59474.0036

[***]

2.28    Amendment to Annex 6.05 to the SAPA
Paragraph (h) of Annex 6.05 to the SAPA is hereby amended by replacing “two (2) years after the Closing Date (which may be extended by a further one (1) year Purchaser [sic] provided that the Purchaser has used reasonable best efforts to transfer such Product Approvals)” with “four (4) years after the Closing Date”.
2.29    Amendment to Annex 6.06 to the SAPA
Paragraph 13 of Annex 6.06 to the SAPA is hereby deleted and replaced in its entirety by the following provision:
“On Closing all Transferred Real Property held or leased by a Transferred Subsidiary are intended to transfer to the Purchaser pursuant to the share sale.  As at the date of this Agreement it is anticipated that at Closing the Transferred Real Properties located in the following countries will transfer pursuant to the provisions of this Annex 6.06:  Chile, Norway, Taiwan, Colombia and Thailand.”
2.30    Amendment to Annex 6.08
A.    The following list of names shall replace the list of International Assignees at Annex 6.08:

[***]

2.31    Amendment to Annex 6.10 to the SAPA
Annex 6.10 to the SAPA is hereby amendment by inserting as item 3 thereof:
“3.    The Affiliate Contracts governing the Outstanding Intra-Group Non-Trade Payables.”
2.32    Insertion of Annex 2.13 to the SAPA
Exhibit E attached hereto is hereby inserted as Annex 2.13 to the SAPA.
2.33    Amendment to Section 4.01(b) of the Disclosure Schedule
The Selling Affiliates & Jurisdictions listed in Section 4.01(b) of the Disclosure Schedule to the SAPA is hereby deleted and replaced in its entirety by the revised section 4.01(b) attached hereto as Exhibit F.
2.34    Amendment to Section 4.06(a)(i) of the Disclosure Schedule

WEIL:\95183466\7\59474.0036

Section 4.06(a)(i) of the Disclosure Schedule to the SAPA is hereby deleted and replaced in its entirety by the revised section 4.06(a)(i) attached hereto as Exhibit G.
2.35    Amendment to Section 4.06(a)(ii) of the Disclosure Schedule
Section 4.06(a)(ii) of the Disclosure Schedule to the SAPA is hereby deleted and replaced in its entirety by the revised section 4.06(a)(ii) attached hereto as Exhibit H.
2.36    Amendment to Section 4.06(b) of the Disclosure Schedule
Section 4.06(b) of the Disclosure Schedule to the SAPA is hereby deleted and replaced in its entirety by the revised section 4.06(b) attached hereto as Exhibit I.
2.37    Amendment to Section 4.06(c) of the Disclosure Schedule
Section 4.06(c) of the Disclosure Schedule to the SAPA is hereby deleted and replaced in its entirety by the revised section 4.06(c) attached hereto as Exhibit J.
2.38    Amendment to Section 4.06(d)(iii) of the Disclosure Schedule
Section 4.06(d)(iii) of the Disclosure Schedule to the SAPA is hereby deleted and replaced in its entirety by the revised section attached hereto as Exhibit K.
2.39    Insertion of Exhibit 2.05(a)(vii)
Exhibit L attached hereto is hereby inserted as Exhibit 2.05(a)(vii) to the SAPA.
2.40    France Purchase Price
Notwithstanding anything to the contrary in the SAPA, the France Offer Letter or the France Put Option Exercise, the Parties hereby agree and acknowledge that: (a) the Initial Purchase Price shall be increased by U.S. $900,000 in respect of the transfer of parcels # 30, 391 (part of ex 374) and 377 in Huningue, France to Novartis Santé Animale S.A.S. and that such increase in price shall be allocated to the Shares of Novartis Tiergesundheit AG, (b) the purchase price for the France Business is U.S. $18,600,000 and (c) the purchase price for Novartis Tiergesundheit AG is U.S. $1,335,251,000.
2.41    Statement Time
Notwithstanding Section 2.07(a)(i) and (ii) of the SAPA, the Seller and the Purchaser acknowledge and agree that if the January 1 Closing Event occurs, and subsequently the Closing on January 1, 2015, the definition of “Statement Time” as set forth in Section 2.07(a) of the SAPA shall be the close of business in the relevant locations on December 31, 2014.

2.42    Amendment to Annex 2.09 of the SAPA

WEIL:\95183466\7\59474.0036

Paragraph 1 of Annex 2.09 of the SAPA shall be amended and replaced in its entirety as follows:
“1.       The Seller and the Purchaser agree that the Initial Purchase Price (and any adjustments thereto) and the Assumed Liabilities shall be allocated for tax purposes among the Shares and the Transferred Assets in accordance with Section 1060 of the Code and any similar provision of non-US Tax law (the Allocation) provided that, within such Allocation, the following amounts of the Initial Purchase Price (and any adjustments thereto) and the Assumed Liabilities shall be allocated as follows:

Transferred Subsidiaries (Canada, Switzerland, China, Italy, Mexico, UK) held by Seller or Swiss Affiliates of Seller:	(percentage of total purchase price: 29.59%);
U.S. Transferred Subsidiary:	(percentage of total purchase price: 40.00%);
Other Transferred Subsidiaries:	(percentage of total purchase price: 3.34%);
IP held by Novartis AG:	(percentage of total purchase price: 25.00%);
Transferred Assets/Assumed Liabilities of Selling Affiliates:	(percentage of total purchase price: 2.07%).”

2.43    Insertion of Annex 6.08(q) to the SAPA
Exhibit M attached hereto is hereby inserted as Annex 6.08(q) to the SAPA.
ARTICLE 3
Miscellaneous
3.01    No Further Amendment; Effect of Amendment
Except as expressly amended hereby, the SAPA is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment Agreement is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the SAPA or any other document referred to therein. This Amendment Agreement shall form a part of the SAPA for all purposes, and the Parties thereto and hereto shall be bound hereby. This Amendment Agreement shall be deemed to be in full force and effect from and after the execution of this Amendment Agreement by the Parties hereto.
3.02    Entire Agreement
This Amendment Agreement and the SAPA (including the Disclosure Schedule and any schedule or annex hereto and thereto), the Confidentiality Agreement, the Ancillary Agreements, and Annexes to the SAPA (and any schedules or annexes thereto) contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings (whether oral or written) relating to such subject matter.
3.03    Severability
If any provision of this Amendment Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or

WEIL:\95183466\7\59474.0036

unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.
3.04    Counterpart Execution and Facsimile Delivery
This Amendment Agreement may be executed and delivered (including by facsimile or portable document format (PDF) transmission) in any number of counterparts, each of which when so executed and delivered will be deemed to be an original copy of this Amendment Agreement and all of which, when taken together, will be deemed to constitute one and the same instrument. Other
All other interpretive provisions of the SAPA, including, without limitation, the provisions set forth in Sections 11.02 (Amendments and Waivers), 11.03 (Assignment) 11.09 (Conflicts with Local Agreements), 11.14 (Governing Law) and 11.15 (Consent to Jurisdiction) are hereby incorporated into this Amendment Agreement by reference, mutatis mutandis.
[Signature Pages Follow]

WEIL:\95183466\7\59474.0036

IN WITNESS WHEREOF, each of the Seller and the Purchaser has duly executed this Amendment Agreement as of the date first written above.

NOVARTIS AG

By:_/s/ Roy Papatheodorou____________
Name: Roy Papatheodorou
Title: Attorney-in-fact

By: _/s/ Richard Pulik_________________
Name: Richard Pulik
Title: Attorney-in-fact

ELI LILLY AND COMPANY

By: _/s/ John C. Lechleiter______________
Name: John C. Lechleiter
Title: Chairman of the Board, President and Chief Executive Officer

[Amendment Agreement – Signature Page]
WEIL:\95183466\7\59474.0036

TABLE OF SCHEDULES
(The following annexes and exhibits to the agreement identified above have been omitted in reliance upon Rule 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish such annexes and exhibits to the Commission supplementally upon request.)

WEIL:\95183466\7\59474.0036

Schedule No.	Schedule Name
Annex I	Form of UBS Escrow Agreement
Annex II	Form of Credit Suisse Escrow Agreement
Annex III	Local payments wire details
Annex III	Notarial transferred subsidiaries; notarial asset sellers
Exhibit A	Selling Affiliates
Exhibit B	Annex 2.01(b) – Retained IT Assets
Exhibit C	Annex 2.01(c)(i) – Other Excluded Assets
Exhibit D	Certain Intra-Group Non-Trade Payables
Exhibit E	Conditions To Deferred Switzerland Closing
Exhibit F	Selling Affiliates & Jurisdictions
Exhibit G	Transferred Real Property
Exhibit H	Real Property used by the Business which is not Transferred Real Property
Exhibit I	Right to use Transferred Real Property
Exhibit J	Valid legal title to Transferred Owned Real Property
Exhibit K	Consents and Approvals Required to Consummate the Proposed Transactions
Exhibit L	Support Agreement
Exhibit M	Business Employees

WEIL:\95183466\7\59474.0036

ANNEX I

ANNEX 2.05A
FORM OF UBS ESCROW AGREEMENT
[***]

WEIL:\95183466\7\59474.0036

ANNEX II
ANNEX 2.05B
FORM OF CREDIT SUISSE ESCROW AGREEMENT
[***]

WEIL:\95183466\7\59474.0036

ANNEX III
ANNEX 2.05(c)

LOCAL PAYMENTS WIRE DETAILS
[***]

WEIL:\95183466\7\59474.0036

ANNEX III
ANNEX 2.05(d)
NOTARIAL TRANSFERRED SUBSIDIARIES; NOTARIAL ASSET SELLERS

[***]

WEIL:\95183466\7\59474.0036

Exhibit A

Selling Affiliates
[***]

WEIL:\95183466\7\59474.0036

EXHIBIT B	Annex 2.01(b) – Retained IT Assets

[***]

WEIL:\95183466\7\59474.0036

EXHIBIT C

Annex 2.01(c)(i) – Other Excluded Assets
[***]

WEIL:\95183466\7\59474.0036

EXHIBIT D

Annex 2.06(a)
Certain Intra-Group Non-Trade Payables
[***]

WEIL:\95183466\7\59474.0036

EXHIBIT E

Annex 2.13
Conditions To Deferred Switzerland Closing
[***]

WEIL:\95183466\7\59474.0036

EXHIBIT F
EXHIBIT F

SECTION 4.01(b)
Selling Affiliates & Jurisdictions
[***]

WEIL:\95183466\7\59474.0036

EXHIBIT G
SECTION 4.06(a)(i)
Transferred Real Property
[***]

WEIL:\95183466\7\59474.0036

EXHIBIT H

SECTION 4.06(a)(ii)
Real Property used by the Business which is not Transferred Real Property
[***]

WEIL:\95183466\7\59474.0036

EXHIBIT I

SECTION 4.06(b)
Right to use Transferred Real Property
[***]

WEIL:\95183466\7\59474.0036

EXHIBIT J

SECTION 4.06(c)
Valid legal title to Transferred Owned Real Property
[***]

WEIL:\95183466\7\59474.0036

EXHIBIT K

SECTION 4.06(d)(iii)
Consents and Approvals Required to Consummate the Proposed Transactions
[***]

WEIL:\95183466\7\59474.0036

EXHIBIT L

EXHIBIT 2.05(a)(vii)
Support Agreement
[***]

WEIL:\95183466\7\59474.0036

EXHIBIT M

ANNEX 6.08(q)
Business Employees
[***]

WEIL:\95183466\7\59474.0036